Exhibit 10.7.1

AMENDMENT NUMBER 2 TO

1998 INCENTIVE PLAN

WHEREAS, the Administrator has deemed it to be in the best interest of the Company to amend the 1998 Incentive Plan (the “Plan”) to cancel all authorized but unissued shares of Common Stock eligible for new grants or awards and to provide all new awards under the 2003 Incentive Plan; and

WHEREAS, Article XIII of the Plan permits the Board of Directors to amend the Plan; and

WHEREAS, Article V governs the maximum number of shares authorized for issuance under the Plan.

THEREFORE, the Article V of the Plan is amended and restated effective October 1, 2003 as follows:

Article V. Stock Subject to the Plan.

Upon the award of shares of Restricted Stock the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. Effective October 1, 2003, notwithstanding any other provisions of the Plan, the Administrator shall award no new shares of Restricted Stock, Options, SARs, or Incentive Awards; accordingly, effective October 1, 2003, the maximum number of shares available under the plan since its inception is 2,658,103. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof shall be cancelled. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof shall be cancelled. If an award of Restricted Stock is forfeited, in whole or in part, the number of shares of Common Stock allocated to the award of Restricted Stock or portion thereof shall be cancelled. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of an award of Restricted Stock, the number of shares of Common Stock allocated to the award of Performance Shares or portion thereof shall be cancelled.

ALBEMARLE CORPORATION

/s/ WILLIAM M. GOTTWALD
By:	William M. Gottwald
Its:	Chairman of the Board